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                                                                       EXHIBIT 5
                             TROUTMAN SANDERS LLP
                               ATTORNEYS AT LAW
                        A LIMITED LIABILITY PARTNERSHIP


                               NATIONSBANK PLAZA
                    600 PEACHTREE STREET, N.E. - SUITE 5200
                          ATLANTA, GEORGIA 30308-2216
                            TELEPHONE: 404-885-3000
                            FACSIMILE: 404-885-3995


                               ___________, 1998


PAB Bankshares, Inc.
3102 North Oak Street Extension
Valdosta, Georgia 31602


   Re:  Merger of Eagle Bancorp, Inc. with and into PAB Bankshares, Inc.


Ladies and Gentlemen:


     We have served as counsel to PAB Bankshares, Inc. ("PAB"), a Georgia corporation, in connection with the execution and delivery of the Agreement and Plan of Merger, dated June 30, 1998 and amended on September 29, 1998 (the "Agreement"), by and between PAB and Eagle Bancorp, Inc. ("Eagle"), a Georgia corporation, pursuant to which Eagle will merge with and into PAB (the "Merger").

     In rendering this opinion, we have examined (i) the corporate books and records of PAB, (ii) the Registration Statement on Form S-4 filed by the PAB with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on September 30, 1998, in connection with the registration of 873,875 shares of common stock, no par value per share (the "Shares"), of PAB and (iii) the Agreement and made such other investigations as we have deemed necessary. In such examinations, we have assumed the genuineness of all signatures on all original documents, the conformity to the original documents of all copies submitted to us and (except where our opinion expressly addresses execution and delivery) the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

     As to questions of fact material to this opinion, we have relied solely upon the representations and warranties as to factual matters contained in certificates and statements of officers of PAB and certain public officials and upon the accuracy and completeness of the representations and warranties of the parties to the Agreement. We have made no independent investigations with regard thereto, and, accordingly, we do not express any view or belief as to matters that might have been disclosed by independent verification.

     Based upon and subject to the foregoing, we are of the opinion that, assuming (i) the Merger shall have been consummated in accordance with the Agreement and the applicable provisions of the Georgia Business Corporation Code, (ii) the pertinent provisions of the Securities Act and the Securities Exchange Act of 1934, as amended, shall have been complied with, and (iii) the applicable provisions of securities or "blue sky" laws of various states shall have been complied with, when certificates evidencing the Shares have been duly executed, countersigned, registered, issued and delivered by the proper officers of PAB in compliance with the Agreement, the Shares will be duly and validly issued and outstanding, fully paid and non-assessable shares of common stock of PAB.
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     We are admitted to practice law in the State of Georgia only and do not hold ourselves out as being experts on the law of any other jurisdiction.

     This opinion is limited to the matters expressly opined on herein, and no opinion may be implied or inferred beyond those expressly stated. This opinion is rendered as of the date hereof, and we make no undertaking and expressly disclaim any duty to supplement or update such opinion, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the related Proxy Statement/Prospectus.


                                   Sincerely,



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                                   TROUTMAN SANDERS LLP

TOP:llt
cc:  R. Bradford Burnette, President
     Edward J. Harrell, Esquire

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